                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	April 20, 2023		574-235-2000

1st Source Corporation Reports Strong First Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $31.12 million for the quarter, up $3.73 million or 13.63% from the first quarter of 2022. Diluted net income per common share was $1.25, up $0.15 or 13.64% from the prior year’s first quarter of $1.10.
•Cash dividend of $0.32 per common share was approved, up 3.23% from the cash dividend declared a year ago.
•Average loans and leases grew $195.61 million in the first quarter, up 3.35% (13.37% annualized growth) from the previous quarter and $711.86 million, up 13.37% from the first quarter of 2022.
•Tax-equivalent net interest income was $69.79 million, down $1.88 million or 2.62% from fourth quarter 2022 and up $10.07 million, or 16.85% from the first quarter a year ago. Tax-equivalent net interest margin was 3.60%, down nine basis points from the previous quarter and up 42 basis points from the first quarter a year ago.
•Non-recurring items during the quarter included a gain on sale of renewable energy tax equity investments of $1.11 million and a $1.08 million reduction to the legal fee reserve.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported quarterly net income of $31.12 million for the first quarter of 2023, up 13.63% from the $27.39 million reported in the first quarter a year ago. Diluted net income per common share for the first quarter of 2023 was $1.25, up 13.63% versus $1.10 in the first quarter of 2022.
At its April 2023 meeting, the Board of Directors approved a cash dividend of $0.32 per common share, up 3.23% from the $0.31 per common share declared a year ago. The cash dividend is payable to shareholders of record on May 2, 2023, and will be paid on May 12, 2023.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased we ended 2022 in a very strong position and have started 2023 in a similar manner. We are proud of the balanced way we manage the Bank in all of its aspects: capital, assets, liquidity, and credit. In the first quarter of 2023, average loans grew $195.61 million, up 3.35% while average deposits grew $110.55 million, up 1.64% from the previous quarter. Credit quality during the quarter remained steady as we had net recoveries of $0.19 million while nonperforming assets decreased to 0.30% of average loans and leases compared to 0.45% at December 31, 2022. Most importantly, our balance sheet remained strong during the quarter. Our liquidity position remained stable, our historically conservative capital position was maintained, and deposit balances decreased modestly at period end due to rate competition and expected seasonal trends. Our approach to balance sheet management gave us comfort during an unexpectedly turbulent environment in the financial services industry towards the end of the quarter.

“We were happy to learn during the first quarter that Forbes had named 1st Source among ‘America’s Best Midsize Employers’ for the third consecutive year. The list consists of 500 companies with 1,000 - 5,000 employees. This Forbes’ ranking was compiled via a survey in partnership with Statista. Forty-five thousand participants were asked to rate, on a scale of zero to 10, their willingness to recommend their employer to others. Respondents were also asked to rate their companies on factors such as working conditions, development opportunities and compensation. Throughout the years, it’s been an honor to witness the great work achieved by our talented 1st Source team, and I know my colleagues among the executive team and our Board feel the same. It has long been our goal to provide a values-based workplace and culture that makes every team member feel included and supported. We will do all we can to continue making this Company a special place with a client facing mission and a commitment to providing attractive career development opportunities for all our colleagues, leading to productive and rich lives,” Mr. Murphy concluded.

FIRST QUARTER 2023 FINANCIAL RESULTS
Loans
First quarter average loans and leases of $6.04 billion increased $195.61 million, up 3.35% from the previous quarter and increased $711.86 million, up 13.37% from the year ago quarter a year ago. Strong growth occurred primarily within our Auto and Light Truck and Construction Equipment portfolios.
We have traditionally maintained a conservative approach to commercial real estate loans and non-owner occupied properties. At March 31, 2023, 43% of our loans which are collateralized by commercial real estate are non-owner occupied. We have an immaterial amount of commercial real estate related to office buildings. All are performing as agreed and as expected.
Deposits
Average deposits of $6.87 billion, which include brokered deposits, grew $110.54 million, up 1.64% from the previous quarter and grew $252.14 million or 3.81% compared to the quarter ended March 31, 2022.
As shown in the Deposit Mix charts below, end of period deposits were $6.80 billion at March 31, 2023, compared to $6.93 billion at December 31, 2022. Balances were modestly lower primarily due to expected first quarter seasonal outflows which aligned with movements experienced in pre-pandemic years, greater utilization of excess funds by our business customers, drawdown of stimulus monies in consumer accounts, and a heightened rate sensitivity in our entire customer base given the overall level of market yields. Rate competition for deposits increased during the quarter from various areas including traditional bank and credit union competitors, money market funds, bond markets, and other non-bank alternatives.

Deposit Mix, Quarter-over-Quarter, End of Period:

Total Deposits
March 31, 2023
Total Deposits =
$6.80 billion
Time
21%
Noninterest-
bearing
demand
27%
Savings
17%
Interest-
bearing
demand
35%

Total Deposits
December 31, 2022
Total Deposits =
$6.93 billion
Time
17%
Noninterest-
bearing
demand
29%
Savings
17%
Interest-
bearing
demand
37%

Total Deposits

March 31, 2023
Total Deposits =
$6.80 billion

Public fund
17%
Brokered
7%
Business
27%
Consumer
(1)
49%

(1) Includes business customer certificates of deposit which were immaterial

Total Deposits
December 31, 2022
Total Deposits =
$6.93 billion
Public fund
18%
Brokered
6%
Consumer
(1)
47%
Business
29%

(1) Includes business customer certificates of deposit which were immaterial

As seen in the Deposit Mix charts above, our deposits are well-diversified with a stable profile which is largely representative of the local communities we serve in Northern Indiana and Southwestern Michigan. Our specialty finance niche, which operates among diverse industries nationally only accounted for 3.46% of total deposits at March 31, 2023. For the full bank, we had approximately 225,500 total accounts with an average balance of $30,150. Uninsured deposits net of public fund deposits represented 29.14% of total deposits at March 31, 2023 compared to 30.07% at December 31, 2022. Uninsured deposits as a percentage of total deposits, including public funds, was 45.95% at March 31, 2023, compared to 47.67% at December 31, 2022.
Net Interest Income and Net Interest Margin
First quarter 2023 tax-equivalent net interest income of $69.79 million declined $1.88 million, down 2.62% from the previous quarter and increased $10.07 million, up 16.85% from the first quarter a year ago.

First quarter 2023 net interest margin was 3.59%, a decline of nine basis points from the 3.68% in the previous quarter and an increase of 42 basis points from the same period in 2022. On a fully tax-equivalent basis, first quarter 2023 net interest margin was 3.60%, down by nine basis points compared to the 3.69% in the previous quarter and an increase of 42 basis points from the same period in 2022. The nine basis point decrease to the net interest margin from the prior quarter was primarily due to increased time deposit balances as clients took advantage of rate increases on certificate of deposit and higher short-term borrowings to meet loan funding needs.
Interest expense on mandatorily redeemable securities due to book value adjustments had a negative six basis point impact during the quarter compared to a positive five basis point impact during the first quarter of 2022, amounting to a net 11 basis point swing in the margin. Higher market rates due to multiple Federal Reserve rate increases during 2022 and 2023 contributed to net interest margin expansion compared to the previous year’s first quarter.
Noninterest Income
First quarter 2023 noninterest income of $23.32 million was relatively flat from the previous quarter and increased $0.18 million, or 0.77% from the first quarter a year ago.
The increase in noninterest income for the first quarter of 2023 compared to a year ago was mainly due to gains on the sale of renewable energy tax equity investments of $1.11 million offset by lower equipment rental income due to a decrease in the size of the average equipment rental portfolio and a reduction in mortgage banking income. Equipment rental income continued to shrink as demand for operating leases declined and elevated mortgage interest rates have negatively impacted origination volumes and housing affordability.
Noninterest Expense
First quarter 2023 noninterest expense of $49.42 million increased $1.04 million, or 2.16% from the prior quarter and increased $4.09 million, or 9.01% from the first quarter a year ago.
The increase in noninterest expense for the first quarter of 2023 was mainly the result of higher salaries from normal merit increases and an increase in the number of employees, a rise in group insurance claims, increased data processing on technology projects, higher FDIC insurance premiums due to a two basis-point increase in assessment rates during the first quarter 2023, and a rise in business development and marketing expense from marketing promotions. These increases were offset by a $1.08 million reversal of accrued legal fees and lower leased equipment depreciation.
Credit
The allowance for loan and lease losses as of March 31, 2023, was 2.33% of total loans and leases compared to 2.32% at December 31, 2022, and 2.41% at March 31, 2022. Excluding Paycheck Protection Program loans from the March 31, 2022 calculation results in an allowance of 2.43%. Net recoveries of $0.19 million were recorded for the first quarter of 2023 compared with $1.81 million of net charge-offs in the prior quarter and net recoveries of $0.23 million in the same quarter a year ago.

The provision for credit losses was $3.05 million for the first quarter of 2023, a decrease of $2.29 million from the previous quarter and an increase of $0.82 million compared with the same period in 2022. The decrease in provision for credit losses during the quarter was primarily due to lower loan growth compared to the previous quarter. The ratio of nonperforming assets to loans and leases was 0.30% as of March 31, 2023, compared to 0.45% on December 31, 2022, and 0.66% on March 31, 2022.
Capital
As of March 31, 2023, the common equity-to-assets ratio was 10.91%, compared to 10.36% at December 31, 2022, and 10.79% a year ago. The tangible common equity-to-tangible assets ratio was 10.01% at March 31, 2023, compared to 9.45% at December 31, 2022, and 9.85% a year earlier.
Book value per share increased to $36.81 primarily due to positive market value adjustments to our investment securities available-for-sale portfolio during the quarter. Market value adjustments of $20.23 million increased common shareholder's equity and were the result of market conditions subsequent to purchase.
During the first quarter of 2023, 16,359 shares were repurchased for treasury reducing common shareholder’s equity by $0.77 million.
We have a long history of maintaining conservative capital levels and our risk based capital ratios remained strong during the first quarter, even when adjusting for unrealized losses on the available-for-sale securities portfolio as shown below.

	Ratio As Reported	Ratio Adjusted for Unrealized Losses on Available-for-Sale Securities	To Be Well Capitalized Under Prompt Corrective Actions Provisions
March 31, 2023
Total Capital (to Risk-Weighted Assets):	16.41%	14.61%	10.00%
Tier 1 Capital (to Risk-Weighted Assets):	15.15%	13.35%	8.00%
Common Equity Tier 1 Capital (to Risk-Weighted Assets):	13.51%	11.71%	6.50%
Tier 1 Capital (to Average Assets):	12.72%	11.46%	5.00%

December 31, 2022
Total Capital (to Risk-Weighted Assets):	16.10%	14.01%	10.00%
Tier 1 Capital (to Risk-Weighted Assets):	14.84%	12.75%	8.00%
Common Equity Tier 1 Capital (to Risk-Weighted Assets):	13.19%	11.10%	6.50%
Tier 1 Capital (to Average Assets):	12.63%	11.13%	5.00%

Liquidity
We maintain prudent strategies to support a strong liquidity position. The following table represents our expanded sources of liquidity as of March 31, 2023.

(Dollars in thousands)	Total Available	Utilized	Net Available
Internal Sources
Free securities	$1,713,480	$284,671	$1,428,809
External Sources
FHLB advances(1)	631,811	245,896	385,915
FRB borrowings(2)	401,312	—	401,312
Fed funds purchased(3)	245,000	—	245,000
Brokered deposits(4)	833,491	468,956	364,535
Listing services deposits(4)	416,745	24,197	392,548
Total liquidity	$4,241,839	$1,023,720	$3,218,119
% of Total deposits net brokered and listing services certificates of deposit.			51.01%
(1) Availability contingent on the FHLB activity-based stock ownership requirement
(2) Includes access to discount window and Bank Term Funding Program
(3) Availability contingent on correspondent bank approvals at time of borrowing
(4) Availability contingent on internal borrowing guidelines
External sources as listed in the table above were managed to approved guidelines by our Board of Directors. FHLB and FRB capacities were secured borrowings backed by pledged collateral primarily from our loan and lease portfolios. Total net available liquidity was $3.22 billion at March 31, 2023, which accounted for 51.01% of total deposits net of brokered and listing services certificates of deposit.

Our investment portfolio is managed with a prioritized focus on liquidity. Investment securities accounted for 20.57% of total assets at March 31, 2023, with the entirety of the portfolio classified as available-for-sale. We had no held-to-maturity securities therefore all market value adjustments resulting in unrealized gains and losses were reflected on our Consolidated Statements of Financial Condition. The sectors in our investment securities portfolio included U.S. Treasury and Federal agencies (57%), mortgage-backed securities (36%), highly rated municipals (6%), and highly rated corporates and foreign bonds (1%). Mortgage-backed securities only consisted of retail mortgage pools backed by a government-sponsored enterprise. There was no exposure to commercial real-estate in our investment portfolio. The modified duration of the total investment portfolio was calculated at 3.4 years. The ratio of accumulated other comprehensive loss to the fair value of the total investment portfolio improved to 6.78% at March 31, 2023, from 7.50% at December 31, 2022.
The following table shows the scheduled maturities and cash flows of securities available-for-sale at fair value as of March 31, 2023.

(Dollars in thousands)	Fair Value	% of Total
3 months or less	$16,606	0.97%
Over 3 months through 12 months	80,596	4.70%
Over 1 year through 3 years	597,315	34.86%
Over 3 years through 5 years	367,195	21.43%
Over 5 years through 15 years	398,346	23.25%
Over 15 years	253,422	14.79%
Total investment securities available-for-sale	$1,713,480	100.00%
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 79 banking centers, 19 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations and 10 1st Source Insurance offices.

FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
# # #
(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2023 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
AVERAGE BALANCES
Assets	$8,323,431	$8,171,095	$8,008,738
Earning assets	7,864,595	7,707,769	7,620,248
Investments	1,768,621	1,795,200	1,887,055
Loans and leases	6,036,203	5,840,593	5,324,344
Deposits	6,869,006	6,758,465	6,616,869
Interest bearing liabilities	5,345,498	5,086,446	4,913,453
Common shareholders’ equity	890,294	846,449	910,793
Total equity	949,879	906,613	964,156
INCOME STATEMENT DATA
Net interest income	$69,565	$71,455	$59,618
Net interest income - FTE(1)	69,791	71,670	59,726
Provision for credit losses	3,049	5,342	2,233
Noninterest income	23,323	23,280	23,145
Noninterest expense	49,421	48,377	45,336
Net income	31,131	31,056	27,401
Net income available to common shareholders	31,124	31,068	27,390
PER SHARE DATA
Basic net income per common share	$1.25	$1.25	$1.10
Diluted net income per common share	1.25	1.25	1.10
Common cash dividends declared	0.32	0.32	0.31
Book value per common share(2)	36.81	35.04	34.97
Tangible book value per common share(1)	33.42	31.63	31.57
Market value - High	53.85	59.94	52.70
Market value - Low	42.50	46.40	45.78
Basic weighted average common shares outstanding	24,687,087	24,658,294	24,743,790
Diluted weighted average common shares outstanding	24,687,087	24,658,294	24,743,790
KEY RATIOS
Return on average assets	1.52%	1.51%	1.39%
Return on average common shareholders’ equity	14.18	14.56	12.20
End of period long-term assets to total assets(3)	17.40	18.35	21.08
End of period loans to deposits	89.93	86.76	80.83
End of period available-for-sale securities to uninsured deposits	54.83	53.75	58.88
Average common shareholders’ equity to average assets	10.70	10.36	11.37
End of period tangible common equity to tangible assets(1)	10.01	9.45	9.85
End of period tangible common equity (excluding accumulated other comprehensive losses) to tangible assets(1)	11.55	11.24	10.87
End of period accumulated other comprehensive losses to investments	6.78	7.50	4.10
End of period accumulated other comprehensive losses to assets	1.53	1.77	1.32
End of period accumulated other comprehensive losses to tangible common equity	15.45	18.93	10.31
Risk-based capital - Common Equity Tier 1(4)	13.51	13.19	13.88
Risk-based capital - Tier 1(4)	15.15	14.84	15.67
Risk-based capital - Total(4)	16.41	16.10	16.93
Net interest margin	3.59	3.68	3.17
Net interest margin - FTE(1)	3.60	3.69	3.18
Efficiency ratio: expense to revenue	53.20	51.07	54.78
Efficiency ratio: expense to revenue - adjusted(1)	52.92	51.05	53.29
Net (recoveries) charge offs to average loans and leases	(0.01)	0.12	(0.02)
Loan and lease loss allowance to loans and leases	2.33	2.32	2.41
Nonperforming assets to loans and leases	0.30	0.45	0.66

1st SOURCE CORPORATION
1st QUARTER 2023 FINANCIAL HIGHLIGHTS - CONTINUED
(Unaudited - Dollars in thousands, except per share data)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
END OF PERIOD BALANCES
Assets	$8,329,803	$8,339,416	$8,097,486	$8,029,359	$8,012,463
Loans and leases	6,116,716	6,011,162	5,762,078	5,551,216	5,394,003
Deposits	6,801,464	6,928,265	6,621,231	6,744,896	6,673,092
Allowance for loan and lease losses	142,511	139,268	135,736	132,865	129,959
Goodwill and intangible assets	83,901	83,907	83,911	83,916	83,921
Common shareholders’ equity	909,159	864,068	826,059	856,251	864,850
Total equity	968,444	923,766	886,360	910,667	919,470
ASSET QUALITY
Loans and leases past due 90 days or more	$24	$54	$165	$50	$274
Nonaccrual loans and leases	18,062	26,420	27,813	33,490	35,435
Other real estate	117	104	—	—	—
Repossessions	445	327	26	102	73
Equipment owned under operating leases	—	22	1	43	343
Total nonperforming assets	$18,648	$26,927	$28,005	$33,685	$36,125
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated as the sum of available-for-sale securities and loan and leases that mature or reprice in over 5 years as a percent of total assets.
(4) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2023	2022	2022	2022
ASSETS
Cash and due from banks	$66,866	$84,703	$86,952	$69,195
Federal funds sold and interest bearing deposits with other banks	27,171	38,094	30,652	347,697
Investment securities available-for-sale	1,713,480	1,775,128	1,801,194	1,857,431
Other investments	25,293	25,293	25,538	25,538
Mortgages held for sale	2,068	3,914	3,058	4,757
Loans and leases, net of unearned discount:
Commercial and agricultural	795,429	812,031	835,762	869,093
Solar	375,330	381,163	358,635	337,485
Auto and light truck	875,564	808,117	743,324	629,780
Medium and heavy duty truck	326,588	313,862	293,068	255,277
Aircraft	1,056,829	1,077,722	997,995	957,040
Construction equipment	991,412	938,503	878,692	775,972
Commercial real estate	954,221	943,745	937,423	920,807
Residential real estate and home equity	594,618	584,737	568,602	510,537
Consumer	146,725	151,282	148,577	138,012
Total loans and leases	6,116,716	6,011,162	5,762,078	5,394,003
Allowance for loan and lease losses	(142,511)	(139,268)	(135,736)	(129,959)
Net loans and leases	5,974,205	5,871,894	5,626,342	5,264,044
Equipment owned under operating leases, net	30,083	31,700	32,964	41,792
Net premises and equipment	44,034	44,773	44,837	45,960
Goodwill and intangible assets	83,901	83,907	83,911	83,921
Accrued income and other assets	362,702	380,010	362,038	272,128
Total assets	$8,329,803	$8,339,416	$8,097,486	$8,012,463
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,815,123	$1,998,151	$2,047,328	$2,061,111
Interest-bearing deposits:
Interest-bearing demand	2,403,818	2,591,464	2,527,461	2,430,979
Savings	1,171,418	1,198,191	1,267,531	1,328,981
Time	1,411,105	1,140,459	778,911	852,021
Total interest-bearing deposits	4,986,341	4,930,114	4,573,903	4,611,981
Total deposits	6,801,464	6,928,265	6,621,231	6,673,092
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	73,396	141,432	145,192	193,798
Other short-term borrowings	229,640	74,097	195,270	5,360
Total short-term borrowings	303,036	215,529	340,462	199,158
Long-term debt and mandatorily redeemable securities	46,714	46,555	47,587	69,563
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	151,381	166,537	143,082	92,416
Total liabilities	7,361,359	7,415,650	7,211,126	7,092,993
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2023, December 31, 2022, September 30, 2022, and March 31, 2022, respectively	436,538	436,538	436,538	436,538
Retained earnings	719,495	694,862	671,541	624,503
Cost of common stock in treasury (3,510,122, 3,543,388, 3,548,496, and 3,473,139 shares at March 31, 2023, December 31, 2022, September 30, 2022, and March 31, 2022, respectively)	(119,409)	(119,642)	(119,743)	(115,654)
Accumulated other comprehensive loss	(127,465)	(147,690)	(162,277)	(80,537)
Total shareholders’ equity	909,159	864,068	826,059	864,850
Noncontrolling interests	59,285	59,698	60,301	54,620
Total equity	968,444	923,766	886,360	919,470
Total liabilities and equity	$8,329,803	$8,339,416	$8,097,486	$8,012,463

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Interest income:
Loans and leases	$86,689	$79,244	$55,208
Investment securities, taxable	6,648	6,970	6,344
Investment securities, tax-exempt	482	419	134
Other	637	627	363
Total interest income	94,456	87,260	62,049
Interest expense:
Deposits	21,263	12,746	2,376
Short-term borrowings	1,393	1,070	24
Subordinated notes	1,020	972	823
Long-term debt and mandatorily redeemable securities	1,215	1,017	(792)
Total interest expense	24,891	15,805	2,431
Net interest income	69,565	71,455	59,618
Provision for credit losses	3,049	5,342	2,233
Net interest income after provision for credit losses	66,516	66,113	57,385
Noninterest income:
Trust and wealth advisory	5,679	5,608	5,914
Service charges on deposit accounts	3,003	3,172	2,792
Debit card	4,507	4,669	4,194
Mortgage banking	802	819	1,377
Insurance commissions	2,029	1,535	1,905
Equipment rental	2,503	2,556	3,662
Losses on investment securities available-for-sale	(44)	(184)	—
Other	4,844	5,105	3,301
Total noninterest income	23,323	23,280	23,145
Noninterest expense:
Salaries and employee benefits	28,597	27,695	25,467
Net occupancy	2,622	2,811	2,811
Furniture and equipment	1,307	1,397	1,295
Data processing	6,157	5,963	5,208
Depreciation – leased equipment	2,022	2,111	3,015
Professional fees	682	2,039	1,608
FDIC and other insurance	1,360	943	850
Business development and marketing	1,972	1,471	1,268
Other	4,702	3,947	3,814
Total noninterest expense	49,421	48,377	45,336
Income before income taxes	40,418	41,016	35,194
Income tax expense	9,287	9,960	7,793
Net income	31,131	31,056	27,401
Net (income) loss attributable to noncontrolling interests	(7)	12	(11)
Net income available to common shareholders	$31,124	$31,068	$27,390
Per common share:
Basic net income per common share	$1.25	$1.25	$1.10
Diluted net income per common share	$1.25	$1.25	$1.10
Cash dividends	$0.32	$0.32	$0.31
Basic weighted average common shares outstanding	24,687,087	24,658,294	24,743,790
Diluted weighted average common shares outstanding	24,687,087	24,658,294	24,743,790

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,711,177	$6,648	1.58%	$1,742,567	$6,970	1.59%	$1,857,557	$6,344	1.39%
Tax exempt(1)	57,444	605	4.27%	52,633	525	3.96%	29,498	165	2.27%
Mortgages held for sale	2,410	32	5.38%	2,834	40	5.60%	8,791	67	3.09%
Loans and leases, net of unearned discount(1)	6,036,203	86,760	5.83%	5,840,593	79,313	5.39%	5,324,344	55,218	4.21%
Other investments	57,361	637	4.50%	69,142	627	3.60%	400,058	363	0.37%
Total earning assets(1)	7,864,595	94,682	4.88%	7,707,769	87,475	4.50%	7,620,248	62,157	3.31%
Cash and due from banks	71,921			76,843			77,063
Allowance for loan and lease losses	(141,054)			(137,350)			(128,647)
Other assets	527,969			523,833			440,074
Total assets	$8,323,431			$8,171,095			$8,008,738

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,988,093	$21,263	1.73%	$4,718,303	$12,746	1.07%	$4,587,242	$2,376	0.21%
Short-term borrowings:
Securities sold under agreements to repurchase	134,501	40	0.12%	137,248	18	0.05%	192,108	23	0.05%
Other short-term borrowings	118,760	1,353	4.62%	125,078	1,052	3.34%	5,372	1	0.08%
Subordinated notes	58,764	1,020	7.04%	58,764	972	6.56%	58,764	823	5.68%
Long-term debt and mandatorily redeemable securities	45,380	1,215	10.86%	47,053	1,017	8.58%	69,967	(792)	(4.59)%
Total interest-bearing liabilities	5,345,498	24,891	1.89%	5,086,446	15,805	1.23%	4,913,453	2,431	0.20%
Noninterest-bearing deposits	1,880,913			2,040,162			2,029,627
Other liabilities	147,141			137,874			101,502
Shareholders’ equity	890,294			846,449			910,793
Noncontrolling interests	59,585			60,164			53,363
Total liabilities and equity	$8,323,431			$8,171,095			$8,008,738
Less: Fully tax-equivalent adjustments		(226)			(215)			(108)
Net interest income/margin (GAAP-derived)(1)		$69,565	3.59%		$71,455	3.68%		$59,618	3.17%
Fully tax-equivalent adjustments		226			215			108
Net interest income/margin - FTE(1)		$69,791	3.60%		$71,670	3.69%		$59,726	3.18%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2023	2022	2022
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$94,456	$87,260	$62,049
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	103	109	77
(C)	– Tax exempt investment securities	123	106	31
(D)	Interest income – FTE (A+B+C)	94,682	87,475	62,157
(E)	Interest expense (GAAP)	24,891	15,805	2,431
(F)	Net interest income (GAAP) (A-E)	69,565	71,455	59,618
(G)	Net interest income - FTE (D-E)	69,791	71,670	59,726
(H)	Annualization factor	4.056	3.967	4.056
(I)	Total earning assets	$7,864,595	$7,707,769	$7,620,248
	Net interest margin (GAAP-derived) (F*H)/I	3.59%	3.68%	3.17%
	Net interest margin – FTE (G*H)/I	3.60%	3.69%	3.18%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$69,565	$71,455	$59,618
(G)	Net interest income – FTE	69,791	71,670	59,726
(J)	Plus: noninterest income (GAAP)	23,323	23,280	23,145
(K)	Less: gains/losses on investment securities and partnership investments	(1,522)	(2,216)	(444)
(L)	Less: depreciation – leased equipment	(2,022)	(2,111)	(3,015)
(M)	Total net revenue (GAAP) (F+J)	92,888	94,735	82,763
(N)	Total net revenue – adjusted (G+J–K–L)	89,570	90,623	79,412
(O)	Noninterest expense (GAAP)	49,421	48,377	45,336
(L)	Less:depreciation – leased equipment	(2,022)	(2,111)	(3,015)
(P)	Noninterest expense – adjusted (O–L)	47,399	46,266	42,321
	Efficiency ratio (GAAP-derived) (O/M)	53.20%	51.07%	54.78%
	Efficiency ratio – adjusted (P/N)	52.92%	51.05%	53.29%

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - CONTINUED
(Unaudited - Dollars in thousands, except per share data)
		End of Period
		March 31,	December 31,	March 31,
		2023	2022	2022
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$909,159	$864,068	$864,850
(R)	Less: goodwill and intangible assets	(83,901)	(83,907)	(83,921)
(S)	Total tangible common shareholders’ equity (Q–R)	$825,258	$780,161	$780,929
(T)	Total assets (GAAP)	8,329,803	8,339,416	8,012,463
(R)	Less: goodwill and intangible assets	(83,901)	(83,907)	(83,921)
(U)	Total tangible assets (T–R)	$8,245,902	$8,255,509	$7,928,542
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	10.91%	10.36%	10.79%
	Tangible common equity-to-tangible assets ratio (S/U)	10.01%	9.45%	9.85%

Calculation of Tangible Common Equity (excluding Accumulated Other Comprehensive Losses)-to-Tangible Assets
(Q)	Total common shareholders’ equity (GAAP)	$909,159	$864,068	$864,850
(R)	Less: goodwill and intangible assets	(83,901)	(83,907)	(83,921)
(V)	Less: accumulated other comprehensive losses	(127,465)	(147,690)	(80,537)
(W)	Total tangible common shareholders’ equity (excluding accumulated other comprehensive losses) (Q-R-V)	952,723	927,851	861,466
(T)	Total assets (GAAP)	8,329,803	8,339,416	8,012,463
(R)	Less: goodwill and intangible assets	(83,901)	(83,907)	(83,921)
(U)	Total tangible assets (T–R)	8,245,902	8,255,509	7,928,542
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	10.91%	10.36%	10.79%
	Tangible common equity (excluding accumulated other comprehensive losses)- to-tangible assets ratio (W/U)	11.55%	11.24%	10.87%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$909,159	$864,068	$864,850
(X)	Actual common shares outstanding	24,695,552	24,662,286	24,732,535
	Book value per common share (GAAP-derived) (Q/X)*1000	$36.81	$35.04	$34.97
	Tangible common book value per share (S/X)*1000	$33.42	$31.63	$31.57

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